Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

GERMANTOWN, MD, August 9, 2017 —Senseonics Holdings, Inc. (NYSE-MKT: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today reported financial results for the second quarter ended June  30, 2017.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Expanded commercialization of Eversense System from four to seven European countries
•	Announced collaboration with Roche Diabetes and TypeZero to develop an Automated Insulin Delivery system
•	Completed financing of $40.4 million led by Roche Finance Ltd.
•	Reiterate guidance for 2017 revenue of $6.0 to $7.0 million

“We are pleased with our accomplishments in the second quarter as we expanded our presence in Europe, grew revenue, enhanced our balance sheet and embarked on the development of a closed loop system with Roche Diabetes and TypeZero,” said Tim Goodnow, President and Chief Executive Officer of Senseonics. “In the second half of 2017, we are focused on continued revenue growth, entering into additional partnerships and working toward completion of our PMA application for Eversense. We also expect that we will receive the CE Mark, in the coming weeks, for Eversense XL which will be indicated for up to 180 days providing the user with an unparalleled experience.”

SECOND QUARTER 2017 RESULTS:

Revenue was $0.8 million for the second quarter of 2017, compared to $19,000 for the second quarter of 2016. Sequentially, revenue increased $0.3 million in the second quarter of 2017 compared to the first quarter of 2017.

Second quarter 2017 sales and marketing expenses increased $0.6 million year-over year, to $1.2 million, compared to $0.6 million for the second quarter of 2016. The increase in sales and marketing expenses was primarily driven by an increase in compensation expense associated with hiring efforts within the department to continue supporting the distribution of Eversense in Europe as well as preparation for the U.S. launch of Eversense in 2018.  On a sequential quarter comparison, second quarter 2017 sales and marketing expenses increased $0.1 million compared to the first quarter of 2017.

Second quarter 2017 research and development expenses decreased $1.9 million year-over-year, to $5.6 million, compared to $7.5 million for the second quarter of 2016. The decrease in research and development expenses was primarily driven by the completion of the U.S. pivotal trial of Eversense in 2016. On a sequential quarter comparison, second quarter 2017 research and development expenses decreased $1.4 million, or 20%, compared to the first quarter of 2017.

Second quarter 2017 general and administrative expenses increased $0.5 million, year-over-year, to $3.9 million, compared to $3.4 million for the second quarter of 2016. The increase in general and administration expenses was primarily driven by an increase in compensation expense associated with hiring efforts within the department to support operational growth. On a sequential quarter comparison, second quarter 2017 general and administrative expenses increased $0.1 million compared to the first quarter of 2017.

Net loss was $12.4 million, or $0.12 per share, in the second quarter of 2017, compared to $11.9 million, or $0.13 per share, in the second quarter of 2016. Second quarter 2017 net loss per share was based on 103.7 million weighted average shares outstanding, compared to 92.7 million weighted average shares outstanding in the second quarter of 2016.

As of June 30, 2017, cash and cash equivalents, and marketable securities were $41.4 million and outstanding indebtedness was $25 million, compared to cash and cash equivalents of $36.2 million and outstanding indebtedness of

$15 million, as of December 31, 2016. In May 2017 the Company completed an underwritten offering, raising $40.4 million in net proceeds. This financing was led by Roche Finance Ltd. and funds affiliated with New Enterprise Associates.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, August 9, 2017, to discuss these financial results and recent business developments. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ second generation continuous glucose monitoring (CGM) system, Eversense, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels. For more information on Senseonics, please visit www.senseonics.com.

SAFE HARBOR STATEMENT

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, including statements concerning Senseonics’ 2017 financial guidance, the timing of the CE Mark for Eversense XL, the expanded commercial launch of Eversense, revenue growth, the entry into additional partnerships and the completion of Senseonics’ PMA application, and U.S. launch, for Eversense.  These statements are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 23, 2017, Senseonics’ Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,458	$13,047
Marketable securities	7,972	7,291
Accounts receivable	800	251
Inventory, net	3,383	477
Prepaid expenses and other current assets	562	365
Total current assets	46,175	21,431

Deposits and other assets	141	105
Property and equipment, net	839	735
Total assets	$47,155	$22,271

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,982	$3,070
Accrued expenses and other current liabilities	7,262	4,666
Notes payable, current portion	5,000	3,889
Total current liabilities	15,244	11,625

Notes payable, net of discount	19,188	15,177
Accrued interest	631	273
Other liabilities	64	73
Total liabilities	35,127	27,148

Commitments and contingencies (Note 7)

Stockholders’ equity (deficit):
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 123,186,466 and 93,569,642 shares issued and outstanding as of June 30, 2017 and December 31, 2016	123	94
Additional paid-in capital	242,074	199,751
Accumulated deficit	(230,169)	(204,722)
Total stockholders' equity (deficit)	12,028	(4,877)
Total liabilities and stockholders’ equity (deficit)	$47,155	$22,271

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$814	$19	$1,367	$19
Cost of sales	1,714	34	2,759	34
Gross profit	(900)	(15)	(1,392)	(15)

Expenses:
Sales and marketing expenses	1,249	635	2,389	1,268
Research and development expenses	5,604	7,539	12,602	13,955
General and administrative expenses	3,888	3,361	7,655	7,241

Operating loss	(11,641)	(11,550)	(24,038)	(22,479)
Other income (expense), net:
Interest income	37	31	58	34
Interest expense	(767)	(268)	(1,451)	(544)
Other expense	(3)	(74)	(16)	(89)

Net loss	(12,374)	(11,861)	(25,447)	(23,078)
Total comprehensive loss	$(12,374)	$(11,861)	$(25,447)	$(23,078)

Basic and diluted net loss per common share	$(0.12)	$(0.13)	$(0.26)	$(0.27)
Basic and diluted weighted-average shares outstanding	103,689,994	92,742,097	98,825,088	85,033,493